SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                           EXCHANGE ACT OF 1934

                         [Amendment No.__________]

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
    (2) )
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Sec. 240.14a-11 (c) or Sec. 240.14a-12

             Environmental Monitoring and Testing Corporation
             (Name of Registrant as Specified in its Charter)
___________________________________________________________________________
 (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
    or Item 22(a)(2) or Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
    _______________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
    _______________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    _______________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
    _______________________________________________________________________

(5) Total fee paid:
    _______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously, Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

(1) Amount previously paid:
    _______________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
    _______________________________________________________________________

(4) Date filed:

   _______________________________________________________________________

            ENVIRONMENTAL MONITORING & TESTING CORPORATION
                        825 Main Street, South
                        New Ellenton, SC 29809

                            PROXY STATEMENT
                                  for
                  1996 ANNUAL MEETING OF SHAREHOLDERS
                to be held Wednesday, January 15, 1997


     The enclosed proxy is solicited by the Board of Directors of Environmental Monitoring & Testing Corporation, a Delaware corporation (the "Company"), in connection with the 1996 Annual Meeting of Shareholders to be held at the Company's office located at 825 Main Street South, New Ellenton, South
Carolina 29809 on Wednesday, January 15, 1997 at 10:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying
Notice of Meeting. The cost of this solicitation will be borne by the Company. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election of the three nominees listed herein to serve until the next annual meeting of shareholder, and (ii) approval of the selection of Sweeney & Company, P.A. as the Company's independent auditors for the fiscal year ending September 30, 1997. The record date with respect to this solicitation is the close of business on December 13, 1996 and only shareholders of record at that time will be entitled to vote at the meeting. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders atany time before it is voted. If a stockholder specifies on the accompanying Proxy how shares are to be voted, they will be voted accordingly. If the stockholder does not specify on the Proxy how the shares are to be voted, they will be voted "FOR" the election of directors and the confirmation of the appointment of Sweeney & Company, P.A. as independent auditors for the 1997 fiscal year. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated and the confirmation of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. This proxy statement and the accompanying proxy were mailed to you on or about December 15, 1996.

                          OUTSTANDING SHARES

     As of December 13, 1996, the record date for determining the shareholders of the Company entitled to vote at the meeting, 3,825,383 shares of Common Stock of the Company, par value $.01 per share, were issued and outstanding. There is no cumulative voting. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.

                           ELECTION OF DIRECTORS

     Three directors are to be elected at the annual meeting. Those persons elected will hold office until the next annual meeting of stockholders and their successors have been elected and qualified. The Company's bylaws provide that the actual number of directors be established by resolution of the Board of Directors but in no event shall it be less that three or more than nine directors. The current Board of Directors consists of three directors.

     The nominees for the Board of Directors are set forth herein. The proxy holders intend to vote all proxies received by them for the nominees for directors listed herein unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed herein unless instructed otherwise. As of the date of the proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES FOR ELECTION

Name                                    Age                Director Since

George J. Georges
President, Chief Executive Officer      78                      1992

Rebecca Del Medico                      45                      1994

Stephen A. Lassak
Executive Vice President                47                      1990(1)


(1) Mr. Lassak has served as a director since 1990 except for the period from January 1993 to February 1993.

George J. Georges

     Mr. Georges was appointed to the Company's Board of Directors in September, 1992 and was elected as Chief Executive Officer and President of the Company contemporaneously with his appointment as a Board member.
Mr. Georges has been a personal investment manager since 1962 and has been a licensed real estate broker with the State of Illinois since 1954.
Mr. Georges is also a member of the Company's Executive, Finance, Compensation Stock/Option, Bidding, Legal and Accounting and Investment Committees.

Rebecca Del Medico
     Ms. Del Medico was appointed to the Company's Board of Directors in June 1994 and has served as the Company's special counsel since 1992. From October 1994 to April 1996 Ms. DelMedico was general counsel to Sky Scientific, Inc., a now-defunct public company that was located in Boca Raton, Florida. Since June 1992 to October 1994 and from April 1996 to present, Ms. Del Medico has practiced law as a sole practitioner. From 1991 to July 1992 Ms. Del Medico was an associate of the law firm of Lewis, Vergosen & Rosenbach, P.A. in West Palm Beach, Florida. From 1986 to 1991, Ms. Del Medico was an associate with the law firm of Lerner, Harris and Pearce, P.A. Ms. Del Medico holds a Juris Doctorate degree from Nova University and is a member of the Florida Bar.

Stephen A. Lassak
     Mr. Lassak joined the Company in 1990 as Senior Vice President and Chief Financial Officer. He served in this capacity until January 15, 1995.
Mr. Lassak rejoined the Company on October 1, 1996 as executive vice president and chief financial officer. Mr. Lassak, a Certified Public Accountant, continues to operate a consulting practice serving public and private companies, and did so from January 15, 1995 through October 1, 1996. He served as a consultant to the Company from April 1, 1996 through September 30, 1996. He was appointed to the Company's Board of Directors in February 1993.
He previously served as a director from December 1990 to January 8, 1993.
From 1978 until 1989 Mr. Lassak held various positions, including Vice President-Controller, with various divisions of White Consolidated
Industries, Inc. (WCI), located in Dublin, Ohio. WCI is a major manufacturer and distributor of home appliances. From 1988 to 1989 he was Director of Strategic Planning and Administration for WCI Major Appliance Group Parts Division and Distribution Group. Mr. Lassak holds a bachelors degree in accounting and finance. He is also a member of the Company's Executive Committee.

     The Board of Directors recommends a vote FOR all nominees as directors.

     During the fiscal year ended September 30, 1996 the Board of Directors met two (2) times. No directors on the Board attended fewer that 80% of the meetings of the Board of Directors.

Voting Securities and Principal Holders

     As of December 13, 1996, the record date, the Company had 3,825,383 shares of Common Stock outstanding. Each share is entitled to one vote at the Company's Annual Meeting of Shareholders.

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of December 13, 1996 by (i) owners of more the 5% of the Company's Common Stock, (ii) each director of the Company, and
(iii) all executive officers and directors of the Company as a group.

                                                        Percentage of
                      Number of Shares                  Outstanding Shares
                      Beneficially Owned(1)             Common Stock(2)
George J. Georges
6445 Via Rosa
Boca Raton, FL                 2,000,000                        52.3%

Stephen A. Lassak
5665 Whitecraigs Court
Dublin, OH                       150,000                         3.9%

Rebecca Del Medico
14 Tara Lakes Drive, East
Boynton Beach, FL                 10,000                          .3%

All officers and directors
as a group(3 persons)          2,160,000                        56.5%


(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.

(2) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options of rights to subscribe have been exercised by anyone else.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater that ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons, there were no instances where reporting persons failed to file timely reports during the fiscal year ended September 30, 1996.

Executive Compensation

     The following table sets forth information concerning the compensation of the Company's officers who were serving as officers at the end of the Company's fiscal year. The information set forth below is for the Company's last three fiscal years.


                      SUMMARY COMPENSATION TABLE

                                                  Long Term Compensation
                    Annual Compensation(2)   Awards        Payouts
                                      Other             Restricted        All
                                      Annual Stock      Option   LTIP     Other
               Year Salary   Bonus    Comp.  Award      SAR's    Payout   Comp.
                19-  ($)      ($)     ($)(1)  ($)         (#)     ($)      ($)
G. J. Georges  96   72,000     -      9,000    -           -       -        -
President/CEO  95   67,000     -      5,000    -           -       -        -
               94   52,000     -         -     -           -       -        -

(1)  Includes automobile expenses for Mr. Georges.
(2) Does not include consulting fees of approximately $21,600 paid to Mr. S. A. Lassak during fiscal year 1996.

     The officers of the Company do not have employment contracts and are employed pursuant to an oral agreement of employment and at the will of the Company.

     The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals and group specified on previous page.

     The Board of Directors of the Company may, from time to time, grant Common Stock or options to purchase Common Stock to officers, directors and key employees.


Certain Transactions

     On July 17, 1992 Mr. George J. Georges ("Mr. Georges"), pursuant to a Stock Purchase Agreement purchased 1,000,000 shares of the Company's Common Stock at a price of $0.35 per share and was granted a warrant ("the "Warrant"), immediately exercisable, to purchase an additional 1,000,000 shares of common Stock at a price of $0.35 per share which warrant expires at 5:00 p.m., Miami, Florida time, December 31, 1993. In addition to the aforementioned stock acquisition, on July 17, 1992 pursuant to a Shareholder Agreement and Irrevocable Proxy, Mr. Georges acquired the sole power to vote the shares of Roscoe E. Walker, the Company's Chief Executive Officer and President, and Barbara Walker, his wife, as tenants by the entirety. In addition, the Shareholders' Agreement and Irrevocable proxy enabled Mr. Georges to change the management of the Company.

     On January 8, 1993 the exercise price of the Warrant to purchase 1,000,000 shares of the Company's Common Stock issued to George J. Georges, the Company's President and CEO, pursuant to the Stock Purchase Agreement was reduced from $0.35 per share to $0.20 per share. On July 13, 1993 the Warrant price was reduced to $0.15 per share and the exercise period was extended from December 31, 1993 to December 31, 1994. On September 2, 1994 the Warrant price was reduced to $0.10 per share and the exercise period was extended from December 31, 1994 to December 31, 1995. The purchase prices were reduced because of the low market price of the Company's unrestricted Common Stock as compared to the original exercise price and the substantial reduction in the Company's net book value. The warrant was not renewed or extended and expired on December 31, 1995.

     On January 31, 1995 the Company purchased 1,514,822 shares of the Company's Common Stock for a cost of $196,927 from the Florida Department of Insurance as Receiver. These shares are currently held as Treasury Shares.

     During the second quarter of fiscal year ended September 30, 1995
Mr. George J. Georges, President and Chief Executive Officer of the Company personally purchased 1,000,000 shares of the Company's Common Stock owned by Mr. Roscoe E. Walker, the Company's former President and Chief Executive Officer.


                      APPOINTMENT OF AUDITORS

     Sweeney & Company, P.A., independent public accountants, currently acts as the independent auditors of the Company and has been selected by the Board of Directors to act as auditors of the fiscal year ending September 30, 1997 subject to stockholder approval.

     Although the Board of Directors of the Company has submitted the appointment of Sweeney & Company, P.A. for stockholder approval, it reserves the right to change the selection of Sweeney & Company, P.A. as auditors at any time during the fiscal year if it deems such change to be in the best interest of the Company, even after stockholder approval. A representative of Sweeney & Company, P.A. will be present at the meeting to respond to questions.

     The Board of Directors recommends the ratification of the selection of Sweeney & Company, P.A. as the Company's auditors.

                             OTHER MATTERS

     During 1995 the Company signed a letter of intent to merge with Jansko, Inc. Jansko, Inc. was engaged in designing, manufacturing and marketing office furniture including seating products, desks, tables, and credenzas. Since the signing of the letter of intent the Company advanced $385,841 to Jansko, Inc. in conjunction with the proposed merger of the two Companies.

     The Company did not merge with Jansko, Inc., and on May 1, 1996
Mr. George J. Georges, the Company's President and CEO, filed a petition in the Federal District Court of Fort Lauderdale, Florida to move Jansko, Inc., into Chapter 7 Liquidation of the Bankruptcy Act and it Amendments. On
May 23, 1996 an Order For Relief was entered by the United States Bankruptcy Court, Southern District of Florida in Fort Lauderdale, Florida. As a result of these events and uncertainty of any recovery, the Company recorded a loss during the quarter ended March 31, 1996 on all advances and loans to Jansko, Inc.

     A majority shareholder of the Company has filed various lawsuits against certain officers and directors of Jansko, Inc. and related parties on behalf of the Company and other parties seeking restitution of funds advanced. The Company and other parties have assigned their rights to the majority shareholder and will share in any awards less legal and other expenses, on a pro rata basis. There can be no assurances that this litigation will result in any recovery and as such no recovery has been recorded by the Company.

     The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.


Interest of Certain Persons in Opposition to Matters to be Acted Upon

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, director nominee or associate of the foregoing persons in any matter to be acted on as described herein, other than elections as directors.

     None of the directors of the Company have informed the Company of any intention to oppose the corporate actions as described herein.

Stockholders' Proposals

     Any stockholder of the Company, who wishes to present a proposal to be considered at the 1997 Annual Meeting of the Stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to theCompany no later than August 31, 1997.

            ENVIRONMENTAL MONITORING & TESTING CORPORATION
                        825 Main Street, South
                        New Ellenton, SC 29809


             NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD WEDNESDAY, JANUARY 15, 1997


To the shareholders of Environmental Monitoring & Testing Corporation:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Shareholders of Environmental Monitoring & Testing Corporation (the "Company"), a Delaware corporation, will be held at the Company's office located at 825 Main Street, South, New Ellenton, South Carolina 29809 on Wednesday, January 15, 1997 at 10:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the selection of Sweeney & Company, P.A. as the Company's independent auditors for the fiscal year ending September 30, 1997;

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.


     The Board of Directors has fixed the close of business on December 13, 1996 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the 1996 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                          By order of the Board of Directors

New Ellenton, SC          George J. Georges
December 1, 1996          President and Chief Executive Officer



THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY, NEVERTHELESS, ATTEND THE MEETING, REVOKE THE PROXY AND VOTE THEIR SHARES IN PERSON.

          ENVIRONMENTAL MONITORING & TESTING CORPORATION
                      825 Main Street, South
                New Ellenton, South Carolina 29809


                              PROXY

     This Proxy is solicited on behalf of the Board of Directors of Environmental Monitoring & Testing Corporation(the "Company").

     The undersigned hereby appoints George J. Georges as Proxy, with the power of substitution, and hereby authorizes him to represent and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on December 13, 1996 at the Annual Meeting of Shareholders to be held on Wednesday, January 15, 1997, or any adjournment thereof.

1.   Election of Directors                      WITHHOLD AUTHORITY to vote
     FOR all nominees listed below              for all nominees listed below
     (except as maked to the contrary)

     George J. Georges        For __         Against __     Withhold __

     Rebecca Del Medico       For __         Against __     Withhold __

     Stephen A. Lassak        For __         Against __     Withhold __

2. To ratify the appointment of Sweeney & Company, P.A., independent auditors for the fiscal year ending September 30, 1997.

          For __              Against __           Abstain __

3. In management's discretion, the Proxy, George J. Georges, is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and Proposal 2.

                                             Signature


                                             Please, Print Name


                                             Shares of Common Stock


                                             Dated:____________, 199__


Please, sign exactly as name appeared on Company's stock transfer records. When signing as attorney, trustee or guardian,please, give full title as such. If a corporation, please, sign in full corporate name by President or other authorized officer. If a partnership, please, have an authorized person sign in partnership name.